SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                Date of Earliest Event Reported: October 24, 2006

                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                      000-21953              87-0429198
(State or other jurisdiction of         (Commission           (IRS Employer
 incorporation or organization)         File Number)        Identification No.)


                        5300 North Braeswood, Suite 4-393
                              Houston, Texas 77096
                              --------------------
          (Address of principal executive offices, including zip code)

                                  (713)728-8687
                                  -------------
              (Registrant's telephone number, including area code)


                        2600 South Loop West, Suite 645
                              Houston, Texas 77054
                              --------------------
                  Former Address of principal executive offices

ITEM 8.01  OTHER EVENTS

     On  October  24,  2006,  we  were  notified by the Nasdaq Stock Market (the
"Nasdaq") that the Nasdaq has now reversed the corporate actions that were incorrectly reported to Nasdaq and effected by Nasdaq on August 15, 2006. As previously reported in our Form 8-K on August 23, 2006, an unauthorized individual filed false documents with the Nevada Secretary of State purporting to change the name of the company, change the name and address of our officers and directors, increase the number of shares of authorized common stock, and effect a reverse stock split. This unknown and unauthorized person subsequently filed these documents with the Nasdaq Stock Market to accomplish an unauthorized change in our stock symbol. The Nasdaq has now posted a notice on its website to reverse the unauthorized corporate actions. Our stock symbol, "ELSF", and previous CUSIP number have been restored. The effects of the purported 1-for-1000 reverse stock split have been reversed and our name, Environmental Safeguards, Inc., has been fully restored on the Nasdaq Stock Market.

     A  copy  of  the press release related to this matter is attached hereto as
Exhibit  99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits.

          99.1     Press Release dated October 27, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENVIRONMENTAL SAFEGUARDS, INC.


                                        /s/ James S. Percell
                                        ----------------------------------------
Date:  October 26, 2006                 By: James S. Percell, President